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                                                               EXHIBIT 99.(e)(3)




ALPS Distributors, Inc.
370 Seventeenth Street
Denver, Colorado 80202-5627


Ladies and Gentlemen:

         Reference is made to the Distribution Agreement between us dated February 28, 2000, as amended on March 31, 2001 (the "Agreement").

         Pursuant to the Agreement, this letter is to provide notice of the creation of two additional funds of the State Street Institutional Investment Trust (the "Trust"), namely the State Street Money Market Fund and the State Street U.S. Government Money Market Fund (the "New Funds").

         We request that you act as Distributor under the Agreement with respect to the New Funds.

         Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.


                                     Very truly yours,

                                     State Street Institutional Investment Trust

                                     By:
                                        ----------------------------------------


                                     Accepted:

                                     ALPS Distributors, Inc.

                                     By:
                                        ----------------------------------------

Date:    February 14, 2002